Pricing Supplement No Euro D210     Dated 8/19/97         Rule 424(b)(3)
(To Prospectus dated April 5, 1996 and                  File No. 333-01807
Prospectus Supplement dated April 5, 1996)
				This Pricing Supplement consists of 17 page(s)
SALOMON INC
Medium-Term Notes, Series D
(Bearer Notes)
Due More Than Nine Months from Date of Issue
Principal Amount or Face Amount:  20,000,000,000 Italian Lira(ITL)
Issue Price:     100.00%
Proceeds to Company on original issuance:  ITL 20,000,000,000
Commission or Discount on original issuance:  USD 22,500
Salomon Brothers International Limited's capacity on original issuance:
       |X|  As agent      | |  As principal
    If as principal
       | |  The Bearer Notes are being offered at varying prices related
	    to prevailing market prices at the time of resale.
       | |  The Bearer Notes are being offered at a fixed initial public
	    offering price of  % of Principal Amount or Face Amount.
Original Issue Date:  8/21/97
Stated Maturity:  8/21/2000
Specified Currency:  ITL
    (If other than U.S. Dollars)
Authorized Denominations:  ITL 10,000,000
    (If other than as set forth in the Prospectus Supplement)
Interest Payment Dates:
    Accrue to Pay:  | | Yes  |X| No
Indexed Principal Note:   |X|  Yes (See Attached)   | |  No
Type of Interest on Note: | | Fixed Rate   | | Floating Rate   | | Indexed Rate
								 (See Attached)
Interest Rate (Fixed Rate Notes): None, See attached.
Initial Interest Rate (Floating Rate Notes):  N.A.

    Base Rate: | | CD Rate | | Commercial Paper Rate  | | Federal Funds Rate
	   | | LIBOR Telerate   | | LIBOR Reuters | | Treasury Rate
	   | | Treasury Rate Constant Maturity    | | Other (See Attached)
Calculation Agent (If other than Citibank):   |X| Salomon Brothers
					      | | Other  (See Attached)
Computation of Interest:  | | 30 over 360       | | Actual over Actual
			  | | Actual over 360   |X| Other (See Attached)
    (If other than as set forth in the Prospectus Supplement)
Interest Reset Dates:  N.A.
Rate Determination Dates:  N.A.
    (If other than as set forth in the Prospectus Supplement)
Index Maturity:  N.A.
Spread (+/-):    N.A.
Spread Multiplier: N.A.
Change in Spread, Spread Multiplier or Fixed Interest Rate prior to
    Stated Maturity:   | | Yes (See Attached)  |X| No
Maximum Interest Rate:  N.A.
Minimimum Interest Rate:  N.A.
Amortizing Note:   | |  Yes  (See Attached)   |X|  No
Optional Redemption:   | |  Yes   |X|  No
   Optional Redemption Dates:
   Redemption Prices:
   Redemption: | | In whole only and not in part | | May be in whole or in part
Optional Repayment:       | |  Yes     |X|  No
	Optional Repayment Dates:
	Optional Repayment Prices:
Discount Note:   | |  Yes   |X|  No
	Total Amount of OID:
	Yield to Maturity:
Listed on Luxembourg Stock Exchange:  | | Yes     |X| No
Common Code:    79401492
ISIN:   XS0079401492
Cusip:  99313J9A2

Pricing Supplement No. Euro D 210 dated August 19, 1997
(to Prospectus Supplement dated April 5, 1996
to Prospectus dated April 5, 1996)


		     DESCRIPTION OF THE NOTES
General

      The description in this Pricing Supplement of the particular terms of the ADR Basket Linked Bearer Notes offered hereby (the "Notes") supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the Bearer Notes set forth in the accompanying Prospectus and Prospectus Supplement, to which descriptions reference is hereby made. The Notes offered hereby are Indexed Principal Notes, as described under "Description of Bearer Notes" in the accompanying Prospectus Supplement, to which description reference is hereby made.

      THIS PRICING SUPPLEMENT RELATES ONLY TO THE NOTES OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING ADRS (AS DEFINED BELOW UNDER "RISK FACTORS"). ALL DISCLOSURES CONTAINED IN THIS PRICING SUPPLEMENT REGARDING THE UNDERLYING ADRS AND THE ISSUERS THEREOF ARE DERIVED FROM PUBLICLY AVAILABLE DOCUMENTS. NEITHER SALOMON INC (THE "COMPANY") NOR THE AGENT HAVE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. NEITHER THE COMPANY NOR THE AGENT MAKES ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OF THE PUBLICLY AVAILABLE INFORMATION REGARDING THE UNDERLYING ADRS OR THE ISSUERS THEREOF ARE ACCURATE OR COMPLETE. THERE CAN BE NO ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF SUCH PUBLICLY AVAILABLE DOCUMENTS) THAT WOULD AFFECT THE TRADING PRICE OF THE UNDERLYING ADRS (AND THEREFORE THE AMOUNT PAYABLE IN RESPECT OF PRINCIPAL ON THE NOTES AT STATED MATURITY) HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING THE ISSUERS OF THE UNDERLYING ADRS COULD AFFECT THE AMOUNT PAYABLE IN RESPECT OF PRINCIPAL ON THE NOTES AT STATED MATURITY AND THEREFORE THE VALUE OF THE NOTES. NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY PURCHASER OF THE NOTES AS TO THE PERFORMANCE OF ANY OF THE UNDERLYING ADRS.

      The Company or its affiliates (including, but not limited to, Salomon Brothers Inc, which will act as Calculation Agent in respect of the Notes) may presently or from time to time engage in business with one or more of the issuers of the Underlying ADRs, including, but not limited to, extending loans to, or making equity investments in, or providing advisory services to, such issuers, including merger and acquisitions advisory services. In the course of such business, the Company or its affiliates may acquire non-public information with respect to the one or more issuers of the Underlying ADRs and, in addition, one or more affiliates of the Company may publish research reports with respect to such issuer or issuers.

      The Company does not make any representation to any purchaser of Notes with respect to any matters whatsoever relating to the issuers of the Underlying ADRs or such stocks. Any prospective purchaser of Notes should undertake an independent investigation of the Underlying ADRs and the issuers thereof as in its judgment is appropriate to make an informed decision with respect to an investment in the Underlying ADRs.

Risk Factors

Indexed Notes; No Periodic Payments of Interest.

      The Notes do not bear periodic payments of interest.

      The Notes are Indexed Principal Notes. The amount in respect of principal with respect to a Note that a Holder will receive at Stated Maturity will be at least the face amount of such Note. However, any amount in excess of such face amount that may be payable in respect of principal will be determined by reference to increases in the values of the American Depositary Receipts or Global Depository Receipts, as the case may be, of the nine selected Latin American issuers identified in Appendix A, as traded on the New York Stock Exchange (the "NYSE") (such securities, the "Underlying ADRs") during the period between the Issue Date and Stated Maturity, as described below under "Indexed Principal". Appendix A contains a list of the issuers of the Underlying ADRs and details of such securities; Appendix B contains short descriptions of the principal business of each of the issuers of the Underlying ADRs, as derived from publicly available sources, and Appendix C contains recent trading histories for each of the Underlying ADRs. HOLDERS OF THE NOTES SHOULD BE PREPARED NOT TO RECEIVE MORE THAN THE FACE AMOUNT OF A NOTE IN RESPECT OF PRINCIPAL ON SUCH NOTE.

      Relationship of the Notes and the Underlying ADRs

      It is impossible to predict whether the price of any of the Underlying ADRs will rise or fall. Trading prices of each of the Underlying ADRs will be influenced by each issuer's operational results and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchange on which each Underlying ADR and the related equity securities are traded and the market segment or industry sector of which each issuer is a part. Trading prices of the Underlying ADRs also may be influenced if any of the issuers or another principal shareholder of an issuer hereafter issues securities with terms similar to those of the Notes or otherwise transfers shares of the Underlying ADRs or the related equity securities.

      Lack of Affiliation Between the Company and the Issuers of the Underlying Stocks

      The Company is not affiliated with any of the issuers of the Underlying ADRs and, although the Company has no knowledge that any of the events described below under "Indexed Principal--Possible Adjustments to the Index Formula" are currently being contemplated by any of the issuers of the Underlying ADRs or of any events that would have a material adverse effect on any of the issuers of the Underlying ADRs or on the price of any of the Underlying ADRs, such events are beyond the Company's ability to control and are difficult to predict.

      The issuers of the Underlying ADRs are not involved in the offering of the Notes and have no obligations with respect to the Notes, including any obligation to take the needs of the Company or of holders of Notes into consideration for any reason. The issuers of the Underlying ADRs will not receive any of the proceeds of the offering of the Notes made hereby and are not responsible for, and have not participated in, the determination of the timing of, prices for, or quantities of, the Notes to be issued or in the determination or calculation of the amount payable in respect of principal on the Notes at Stated Maturity. The issuers of the Underlying ADRs are not involved with the administration, marketing or trading of the Notes and have no obligations with respect to any amounts payable in respect of the Notes. Holders of the Notes will not be entitled to any rights with respect to the Underlying ADRs (including, without limitation, voting rights and the rights to receive any dividends or other distributions in respect thereof).

      All of the issuers of the Underlying ADRs are currently subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, the issuers of the Underlying ADRs file reports and other information with the Securities and Exchange Commission (the "Commission").Copies of such material can be inspected and copied at the public reference facilities maintained by the Commission and at the offices of the New York Stock Exchange, Inc. at the addresses specified under "Available Information" in the Prospectus. Certain portions of such material filed with the Commission now may also be accessed electronically by means of the Commission's home page on the world wide web on the Internet at "http://www.sec.gov." There can be no assurance that any of such issuers of the Underlying ADRs will continue to be subject to the reporting requirements of the Exchange Act and distribute reports and other information required thereby to their respective stockholders. In the event that any issuer of an Underlying ADR ceases to be subject to such reporting requirements or otherwise fails to distribute such information during the term of the Notes, pricing information for the Notes may be more difficult to obtain and the value and liquidity of the Notes may be adversely affected.

      Dilution of the Underlying ADRs

      The Index Formula (as defined below under "Definitions") and, therefore, the amount payable in respect of principal on a Note that a Holder will receive at Stated Maturity, is subject to adjustment by the Calculation Agent, acting solely in its discretion, for certain events arising from, among others, stock splits and combinations, stock dividends, extraordinary cash dividends and certain other actions of any of the issuers of the Underlying ADRs that modify their respective capital structures as well as a merger or consolidation in which an issuer of an Underlying ADR is not the surviving or resulting corporation, a sale or transfer of all or substantially all of the assets of any such issuer and the liquidation, dissolution, winding up or bankruptcy of any such issuer. See "Indexed Principal--Possible Adjustments to Index Formula." The Index Formula may not be adjusted for other events, such as offerings of one or more of the Underlying ADRs for cash or in connection with acquisitions, that may adversely affect the price of one or more of the Underlying ADRs and, therefore, the value of the Notes. There can be no assurance that any issuer of an Underlying ADR will not make offerings of such stock or take such other action in the future or as to the amount of such offerings, if any.

      Possible Illiquidity of the Secondary Market

      It is not possible to predict how the Notes will trade in the secondary market or whether such market will be liquid or illiquid. The Notes are novel and innovative securities and there is currently no secondary market for the Notes. Unlike the Underlying ADRs, which are listed on the NYSE, the Notes will only be listed on the Luxembourg Stock Exchange. Accordingly, pricing information for the Notes may be more difficult to obtain and the liquidity of the Notes may be limited. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the holders of the Notes with liquidity or that it will continue for the life of the Notes.

Definitions

      "Business Day" means any day, other than a Saturday or a Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in (i) London, England, (ii) New York, New York, the United States, or
(iii) Milan, Italy. In the event that any calculation, determination or payment with respect to the Notes would otherwise be made on a day that is not a Business Day, such calculation, determination or payment shall be postponed to the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar month, such calculation, determination or payment shall be made on the immediately preceding Business Day.

      The Calculation Agent will be Salomon Brothers Inc, which is a wholly-owned subsidiary of Salomon Inc.

Indexed Principal

      The amount payable in respect of principal on a Note at Stated Maturity (the "Indexed Principal Amount") is to be determined by the Calculation Agent in accordance with the formula set out below (the "Index Formula"):

      IPA = FA plus [FA times [75% times the greater of (A) (C1 minus C0)/C0 or (B) zero] where:

      "IPA" means the Indexed Principal Amount payable in respect of the Note at Stated Maturity.

      "FA" means the Face Amount of the Note (as stated on the cover of this Pricing Supplement.

      C0 is equal to ITL 183,400.

      C1 is equal to the sum of [(Telebras times .07716) plus (Unibanco times .29828) plus (Telmex times .19863) plus (Televisa times .33670) plus (CANTV times .24969) plus (Coke Femsa times .19622) plus (Telefonica del Peru times .45819) plus (Telefonica de Argentina times .27520) plus (YPF times .33417)] multiplied by FX Rate, provided, however, that in no event shall C1 be greater than ITL 302,610.

	   "Telebras" means the closing price of Telebras ADRs (as defined in Appendix A) on the NYSE, as reported by the BLOOMBERG screen-based information system (the "BLOOMBERG"), on August 18, 2000 (or if such date is not a Business Day, the next succeeding Business Day).

	   "Unibanco" means the closing price of Unibanco GDRs (as defined in Appendix A) on the NYSE, as reported by the BLOOMBERG, on August 18, 2000 (or if such date is not a Business Day, the next succeeding Business Day).

	   "Telmex" means the closing price of Telmex ADRs (as defined in Appendix A) on the NYSE, as reported by the BLOOMBERG, on August 18, 2000 (or if such date is not a Business Day, the next succeeding Business Day).

	   "Televisa" means the closing price of Televisa GDRs (as defined in Appendix A) on the NYSE, as reported by the BLOOMBERG, on August 18, 2000 (or if such date is not a Business Day, the next succeeding Business Day).

	   "CANTV" means the closing price of CANTV ADRs (as defined in Appendix A) on the NYSE, as reported by the BLOOMBERG, on August 18, 2000 (or if such date is not a Business Day, the next succeeding Business Day).

	   "Coke Femsa" means the closing price of Coke Femsa ADRs (as defined in Appendix A) on the NYSE, as reported by the BLOOMBERG, on August 18, 2000 (or if such date is not a Business Day, the next succeeding Business Day).

	   "Telefonica del Peru" means the closing price of Telefonica del Peru ADRs (as defined in Appendix A) on the NYSE, as reported by the BLOOMBERG, on August 18, 2000 (or if such date is not a Business Day, the next succeeding Business Day).

	   "Telefonica de Argentina" means the closing price of Telefonica de Argentina ADRs (as defined in Appendix
	   A) on the NYSE, as reported by the BLOOMBERG, on August 18, 2000 (or if such date is not a Business Day, the next succeeding Business Day).

	   "YPF" means the closing price of YPF ADRs (as defined in Appendix A) on the NYSE, as reported by the BLOOMBERG, on August 18, 2000 (or if such date is not a Business Day, the next succeeding Business Day).

	   "FX Rate" means, with respect to any Business Day, the number of Italian Lire required to purchase one U.S. Dollar on such day, as published at 4:00 p.m. New York Time on Reuters Page FWEA (or any successor page thereto). However, if the rate described in the first sentence of this paragraph does not appear on any Business Day, the FX Rate on such day shall mean the midmarket foreign exchange cross-rate between the Italian Lire and the U.S. Dollar prevailing in the London foreign exchange market at 11:00 a.m. London time on the next succeeding Business Day, as determined by the Calculation Agent.

      Possible Adjustments to Index Formula

      The Calculation Agent shall have the right, in its sole discretion, to adjust the Index Formula and any of the constituent variables thereof in the case of any event effecting one of more of the Underlying ADRs that could, in the judgment of the Calculation Agent, have the effect of distorting the continuity or consistency of the Index Formula.

      Such events may include, but are not limited to:

       (i) the delisting of any of the Underlying ADRs from the NYSE listed in Appendix A ;

      (ii) any consolidation or merger of an issuer of an Underlying ADR, or any surviving entity or subsequent surviving entity of an issuer of an Underlying ADR (the "Issuer
Successor"), with or into another entity;

      (iii) any sale, transfer, lease or conveyance to another corporation of the property of the issuer of an Underlying ADR or any issuer of an Issuer Successor as an entirety or substantially as an entirety;

      (iv) any statutory exchange of the securities of the issuer of an Underlying ADR or any issuer of an Issuer Successor with another corporation (other than in connection with a merger or acquisition);

       (v) any liquidation, dissolution or winding up of an issuer of an Underlying ADR or any issuer of an Issuer Successor;

      (vi) a dividend or other distribution declared (A) on any Underlying ADR payable in such Underlying ADRs or other securities or (B) on an Underlying ADR payable in cash in an amount greater than 10% of the average closing price of such Underlying ADR on the date fixed for the determination of the shareholders of the issuer of such Underlying ADR entitled to receive such cash dividend;

     (vii) the subdivision of the outstanding Underlying
ADRs into a greater number of ADRs or other securities;

    (viii) the change of an Underlying ADR into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise;

      (ix) the issuance of rights or warrants by an issuer of an Underlying ADR to all holders of such Underlying ADRs entitling them to subscribe for or purchase Underlying ADRs at a price per share less than the market price of such Underlying ADRs (other than rights to purchase such Underlying ADR pursuant to a plan for the reinvestment of dividends or interest); and

      (x) the payment by an issuer of an Underlying ADR of a dividend or a distribution to all holders of such Underlying ADRs of evidences of its indebtedness or other assets.

      If trading in any of the Underlying ADRs on the New York Stock Exchange is suspended or price quotations are otherwise unavailable on any day on which the closing price of such Underlying ADR is to be used for purposes of the Index Formula, the Calculation Agent shall use the last reported sales price of such Underlying ADR on such exchange for such purpose.

      If the BLOOMBERG discontinues reporting the closing prices of any of the Underlying ADRs, the Calculation Agent, in its sole discretion, on behalf of the Company, shall compile the requisite closing prices of any of the Underlying ADRs based on data reported by another recognized publisher of financial data, as selected by the Calculation Agent in its sole discretion.

      Neither the Calculation Agent nor the Company will have any responsibility for errors or omissions in making any calculations, determinations or adjustments in respect of the Notes. The Calculation Agent shall not be an agent of the Holders of Notes, and its calculations, determinations and adjustments hereunder shall (except in the case of manifest error) be final and binding on the Company and such Holders. Neither the Company nor the Calculation Agent shall bear any liability for any mistake, misstatement or misquotation of data by the BLOOMBERG or any other publisher of financial data.

Payment Date

      The Stated Maturity of the Notes is August 21, 2000. If Stated Maturity would otherwise be a day that is not a Business Day, Stated Maturity shall be postponed to the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar month, Stated Maturity shall be the immediately preceding Business Day.

		      EUROPEAN MONETARY UNION

      Stage III of the European Economic and Monetary Union ("Stage III") is presently scheduled to commence on January 1, 1999 for those member states of the European Union that satisfy the economic convergence criteria set forth in the Treaty on European Union, to which Italy is a signatory. Stage III includes the introduction of a single currency (the "Euro") which will be legal tender in such member states. It is anticipated that the European Union will adopt regulations or other legislation providing specific rules for the introduction of the Euro in substitution for the respective national currencies of such member states, which regulations or legislation may be supplemented by legislation of the individual member states. In the event that Italy adopts the Euro, the laws and regulations of the European Union (and, if any, of Italy) relating to the Euro implemented pursuant to or by virtue of the Treaty on European Union shall apply to the Notes, and, except as provided in the following paragraph, the payment of amounts in respect of principal of the Notes at any time after the official date of introduction of the Euro by Italy shall be effected in Euro in conformity with any such legally applicable measures.

      If, following the introduction of the Euro by Italy, the Company has the option, pursuant to legally applicable measures, to make payments of amounts in respect of principal of the Notes in either Lire or Euro, the Company will make such payments in Lire or Euro at its sole discretion. To the extent that the terms and conditions of the

Notes require the rounding up or down of certain amounts or quotations expressed in Euro, such rounding will be made to the smallest currency unit of the Euro.

      The circumstances and consequences described in this section and any resultant amendment to the terms and conditions of the Notes will not entitle any Holder of the Notes (i) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Notes or the Indenture, or (ii) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose or impracticability) or any other claim for compensation, damages or any other relief, nor will any such events affect any of the other obligations of the Company under the Notes.


		    DESCRIPTION OF ITALIAN LIRA

      The Lira is the national currency of Italy. Italian bank notes are issued by The Bank of Italy, which is Italy's central bank and the sole bank of issue. On August 15, 1997, the noon buying rate for cable transfers in New York City payable in Lire, as reported by the Federal Reserve Bank of New York, was ITL 1781.00 = $1.00.

      The exchange rate between the Lira and the U.S. dollar is, at any moment, a result of the supply of and the demand for the two currencies, and changes in such exchange rate result over time from the interaction of many factors directly or indirectly affecting economic conditions in Italy and in the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments (both on capital and current account) and the extent of governmental surpluses or deficits in Italy and in the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of Italy, the United States and other countries prominent in international trade and finance. In recent years, rates of exchange between the U.S. dollar and the Italian Lira have been highly volatile.

		    USE OF PROCEEDS AND HEDGING

      A portion of the proceeds to be received by the Company from the sale of the Notes is being used by the Company or one or more of its subsidiaries before and immediately following the initial offering of the Notes to acquire the Underlying ADRs or the related equity securities or listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, such Underlying ADRs or securities in connection with hedging the Company's obligations under the Notes. The balance of such proceeds will be used for general corporate purposes. See "Use of Proceeds" in the Prospectus. From time to time after the initial offering and prior to the maturity of the Notes, depending on market conditions (including the market price of the Underlying ADRs), in connection with hedging with respect to the Notes, the Company expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the Underlying ADRs or the related equity securities, in listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, such Underlying ADRs or securities. In addition, the Company or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in the Notes from time to time and may, in their sole discretion, hold or resell such Notes. The Company or one or more of its subsidiaries may also take positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of its subsidiaries have a long hedge position in the Underlying ADRs or the related equity securities or options contracts in, or other derivative or synthetic instruments related to, such Underlying ADRs or securities, the Company or one or more of its subsidiaries may liquidate a portion of their holdings at or about the time of the maturity of the Notes. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account.

			     TAXATION

      The following disclosure supplements, and to the extent inconsistent therewith, replaces, the disclosure in the Prospectus Supplement under "Taxation in the United States":

      The Notes will be treated by the Company as debt instruments that provide for contingent payments for U.S. Federal income tax purposes. Under U.S. Treasury regulations relating to such debt instruments, gain realized on a sale or other disposition of the Notes, and the excess of the redemption price of the Notes over their issue price, will be classified as interest income (rather than as gain) for U.S. tax purposes. Such interest income will be exempt from withholding of U.S. Federal income tax to the extent described in the Prospectus Supplement under "Taxation in the United States."

							 APPENDIX A
							 ----------

		      List of Underlying ADRs
		      -----------------------

The following is a list of the Underlying ADRs, their issuers and the country of incorporation of each of the issuers of the
Underlying ADRs.
								  Country of
								  ----------
Issuer                     Underlying ADR                        Incorporation
------                     --------------                         ----------


1. Telecomunicacoes        American Depository Receipts               Brazil
   Brasileiras S.A.        evidencing American Depository Shares,
   (TELEBRAS)              each representing 1,000 preferred shares,
			   without par value, as traded on the NYSE under the symbol "TBR" ("Telebras ADRs").

2. Unibanco-Uniao de       Global Depository Receipts evidencing      Brazil
   Bancos Brasileiros      Global Depository Shares, each
   S.A.                    representing 500 Units; each Unit
			   representing one Unibanco Preferred
			   Share, without par value and one
			   Preferred B Share of Unibanco Holding
			   S.A., without par value, as traded on
			   the NYSE under the symbol "UBB"
			   ("Unibanco GDRs").

3. Telefonos de Mexico,    American Depository Receipts evidencing    Mexico
   S.A. de C.V.            American Depository Shares, each
			   representing one Series L share,
			   without par value, as traded on the
			   NYSE under the symbol "TMX" ("Telmex
			   ADRs").

4. Grupo Televisa, S.A.    Global Depository Receipts evidencing      Mexico
   de C.V.                 Global Depository Shares, each
			   representing two Ordinary
			   Participation Certificates (CPOs);
			   each CPO representing one Series A
			   Share, without par value, one Series L
			   Share, without par value, and one
			   Series D Share, without par value, as
			   traded on the NYSE under the symbol
			   "TV" ("Televisa GDRs").

								  Country of
								  ----------
Issuer                     Underlying ADR                        Incorporation
------                     --------------                         ----------

5. Compania Anonima        American Depository Receipts evidencing    Venezuela
   Nacional Telefonos de   American Depository Shares, each
   Venezuela               representing 7 Class D shares, par value
			   Venezuelan Bolivars 3,001.00 per
			   share, ,as traded on the NYSE under
			   the symbol "VNT" ("CANTV ADRs").

6. Coca-Cola Femsa,        American Depository Receipts evidencing    Mexico
   S.A. de C.V.            American Depository Shares, each
			   representing ten series L common
			   shares, par value one Mexican New Peso
			   per share, as traded on the NYSE under
			   the symbol "KOF" ("Coke Femsa ADRs").

7. Telefonica del Peru     American Depository Receipts evidencing    Peru
   S.A.                    American Depository Shares, each
			   representing ten Class B common
			   shares, par value one Peruvian New
			   Sole per share, as traded on the NYSE
			   under the symbol "TDP" ("Telefonica
			   del Peru ADRs").

8. Telefonica de           American Depository Receipts evidencing    Argentina
   Argentina S.A.          American Depository Shares, each
			   representing ten Class B shares, par
			   value one Argentine Peso per share, as
			   traded on the NYSE under the symbol
			   "TAR" ("Telefonica de Argentina
			   ADRs").
9. YPF S.A.                American Depository Receipts evidencing    Argentina
			   American Depository Shares, each
			   representing one Class D share, par value ten Argentine Pesos per share, as traded on the NYSE under the symbol "YPF" ("YPF
			   ADRs").

						      APPENDIX B
						      ----------

     Summary Description of the Issuers of the Underlying ADRs
     ---------------------------------------------------------

      THIS PRICING SUPPLEMENT RELATES ONLY TO THE NOTES OFFERED HEREBY AND DOES NOT RELATE TO THE UNDERLYING ADRS. ALL DISCLOSURES CONTAINED IN THIS PRICING SUPPLEMENT REGARDING THE ISSUERS OF THE UNDERLYING ADRS ARE DERIVED FROM PUBLICLY AVAILABLE DOCUMENTS, INCLUDING DOCUMENTS FILED WITH THE COMMISSION. NEITHER THE COMPANY NOR THE AGENT HAVE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. NEITHER THE COMPANY NOR THE AGENT MAKES ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OF THE PUBLICLY AVAILABLE INFORMATION REGARDING THE ISSUERS OF THE UNDERLYING ADRS ARE ACCURATE OR COMPLETE.

Issuer                  Description
------                  -----------

1.  Telecomunicacoes          TELEBRAS is a mixed-economy corporation
   Brasileiras S.A.     under the jurisdiction of Brazilian Ministry of
   (TELEBRAS)           Communications which acts as the holding company
			of 28 telecommunication companies that form the Brazilian national telecommunication system and provide local, long distance and international telecommunication services, including voice, text, data, sound and image transmission. TELEBRAS is also engaged in the research and development of telecommunication technology.

2.  Unibanco-Uniao de         Unibanco is a Brazilian commercial bank
   Bancos Brasileiros   engaged in operations including retail and
   S.A.                 corporate banking activities, deposit banking,
			individual consumer and mortgage loans,
			corporate banking and finance services,
			home banking, investment banking, leasing, factoring, trade finance, foreign exchange operations, provision of computerized collection services for trade bills, underwriting and investment funds, including fixed-yield investment funds, pension funds and foreign capital funds.

Issuer                  Description
------                  -----------

3.  Telefonos de Mexico,     Telmex is engaged in the telecommunications
   S.A. de C.V.         services industry and is currently the only
			licensed fixed- link public telecommunications service in Mexico. Telmex operates under a licensing agreement granted by the Ministry of Communications and Transportation and owns all public exchanges, the nationwide network of local telephone lines, and the principal public long distance telephone transmission facilities in Mexico

4.  Grupo Televisa, S.A.      Televisa is a Mexican corporation
   de C.V.              primarily engaged in television broadcasting.
			Through its television division, Televisa is engaged in the operation of networks and stations, and in the production and domestic and international licensing of Spanish language television programming. Televisa also operates publication, audio, cable television and other divisions.


5.  Compania Anonima           CANTV is a telecommunications provider
   Nacional Telefonos de   offering switched, fixed local, domestic
   Venezuela               and international long distance telephone
   (CANTV)                 service throughout Venezuela. CANTV also
			   offers cellular services, paging services, public telephones, community telecommunications centers, private networks, rural telephone services, packet-switched data transmission, directory information services and other services.

6.  Coca-Cola Femsa,           Coca-Cola Femsa is engaged in the
   S.A. de C.V.            production and distribution of soft
			   drink products in two territories in Mexico:
			   the Valley of Mexico territory, which include
			   Mexico City and most of the State of Mexico;
			   and the Southeast territory which includes the state of Tabasco and contiguous portions of the states of Oaxaca, Chiapas and the southern portion of the state of Veracruz. Through its Argentine subsidiary, Coca-Cola Femsa is engaged in the production and distribution of soft drink products in the greater metropolitan Buenos Aires area.

Issuer                    Description
------                    -----------


7.  Telefonica del Peru        Telefonica del Peru is engaged in
   S.A. the provision of data, text, voice, sound, video, cellular and mobile communication services in Peru. Products and services include telephones, telephone installation, leased circuit and data transmission services, voice mail, mobile telephone services, paging services, communication products and services, as well as telephone directory, data bank, videotex and allied services. Telefonica del Peru's sound and video services include cable television services and its voice communications services include domestic and international telephony and domestic and international leased voice circuits.

8.  Telefonica de              Telefonica de Argentina is engaged
   Argentina S.A.          in the provision of telecommunication
			   services in Argentina, including
			   local, domestic long-distance and
			   international telephone services; as
			   well as mobile cellular telephone
			   services, digital paging, telex and
			   other data transmission and
			   customer-related services.

9.  YPF S.A.                   YPF is engaged in the exploration
			   for oil as well as the development,
			   production, refining, distribution, sale, and export of crude oil, natural gas, petrochemical products, and derivatives.

							 APPENDIX C
							 ----------

	     Trading Histories of the Underlying ADRs
	     ----------------------------------------

The following tables set forth the high and low daily closing levels of each the Underlying ADRs for each quarter for the five years from July 1, 1992 or, when applicable, the first day of trading in such Underlying ADR on the NYSE, through August 15, 1997. The historical values of the Underlying ADRs should not be taken as an indication of future performance.



--------------------------------------------------------------------
Telebras ADRs
--------------------------------------------------------------------

				     Lowest Level    Highest Level
				     ------------    -------------

--------------------------------------------------------------------
1995:
--------------------------------------------------------------------
  4th Quarter (from November 1)         37.750           48.625
--------------------------------------------------------------------
  1996:
--------------------------------------------------------------------
  1st Quarter                           47.375           57.125
--------------------------------------------------------------------
  2nd Quarter                           49.125           71.500
--------------------------------------------------------------------
  3rd Quarter                           69.375           82.500
--------------------------------------------------------------------
  4th Quarter                           70.500           80.875
--------------------------------------------------------------------
  1997:
--------------------------------------------------------------------
  1st Quarter                           75.125           109.000
--------------------------------------------------------------------
  2nd Quarter                           102.375          156.250
--------------------------------------------------------------------
  3rd Quarter (through August 15)       126.000          164.875
--------------------------------------------------------------------

--------------------------------------------------------------------
Unibanco GDRs
--------------------------------------------------------------------
				    Lowest Level     Highest Level
				    ------------     -------------

--------------------------------------------------------------------
1997:
--------------------------------------------------------------------
  2nd Quarter (from April 22)          34.375            38.500
--------------------------------------------------------------------
  3rd Quarter (through August 15)      35.000            42.188
--------------------------------------------------------------------

--------------------------------------------------------------------
Telmex ADRs
--------------------------------------------------------------------
				     Lowest Level    Highest Level
				     ------------    -------------

--------------------------------------------------------------------
1992:
--------------------------------------------------------------------
  3rd Quarter                           42.125           49.625
--------------------------------------------------------------------
  4th Quarter                           44.250           57.000
--------------------------------------------------------------------
  1993:
--------------------------------------------------------------------
  1st Quarter                           47.000           58.750
--------------------------------------------------------------------
  2nd Quarter                           45.125           55.750
--------------------------------------------------------------------
  3rd Quarter                           46.000           54.375
--------------------------------------------------------------------
  4th Quarter                           50.125           67.625
--------------------------------------------------------------------
  1994:
--------------------------------------------------------------------
  1st Quarter                           58.750           75.625
--------------------------------------------------------------------
  2nd Quarter                           51.250           63.125
--------------------------------------------------------------------
  3rd Quarter                           54.500           66.500
--------------------------------------------------------------------
  4th Quarter                           37.750           63.500
--------------------------------------------------------------------
  1995:
--------------------------------------------------------------------
  1st Quarter                           24.250           38.635
--------------------------------------------------------------------
  2nd Quarter                           27.250           31.500
--------------------------------------------------------------------
  3rd Quarter                           29.500           35.625
--------------------------------------------------------------------
  4th Quarter                           25.750           34.625
--------------------------------------------------------------------
  1996:
--------------------------------------------------------------------
  1st Quarter                           29.000           36.000
--------------------------------------------------------------------
  2nd Quarter                           32.500           37.375
--------------------------------------------------------------------
  3rd Quarter                           29.500           34.375
--------------------------------------------------------------------
  4th Quarter                           29.625           33.250
--------------------------------------------------------------------
  1997:
--------------------------------------------------------------------
  1st Quarter                           33.125           41.625
--------------------------------------------------------------------
  2nd Quarter                           38.500           48.500
--------------------------------------------------------------------
  3rd Quarter (through August 15)       48.375           55.563
--------------------------------------------------------------------

--------------------------------------------------------------------
Televisa GDRs
--------------------------------------------------------------------
				     Lowest Level    Highest Level
				     ------------    -------------

--------------------------------------------------------------------
1993:
--------------------------------------------------------------------
  4th Quarter (from December 14)        63.500           71.000
--------------------------------------------------------------------
  1994:
--------------------------------------------------------------------
  1st Quarter                           50.750           73.250
--------------------------------------------------------------------
  2nd Quarter                           43.875           57.750
--------------------------------------------------------------------
  3rd Quarter                           48.125           62.500
--------------------------------------------------------------------
  4th Quarter                           29.875           57.875
--------------------------------------------------------------------
  1995:
--------------------------------------------------------------------
  1st Quarter                           12.875           29.750
--------------------------------------------------------------------
  2nd Quarter                           15.875           21.125
--------------------------------------------------------------------
  3rd Quarter                           19.125           27.000
--------------------------------------------------------------------
  4th Quarter                           16.250           24.250
--------------------------------------------------------------------
  1996:
--------------------------------------------------------------------
  1st Quarter                           23.500           29.500
--------------------------------------------------------------------
  2nd Quarter                           25.500           33.125
--------------------------------------------------------------------
  3rd Quarter                           24.125           31.375
--------------------------------------------------------------------
  4th Quarter                           24.000           30.250
--------------------------------------------------------------------
  1997:
--------------------------------------------------------------------
  1st Quarter                           24.000           28.250
--------------------------------------------------------------------
  2nd Quarter                           22.625           31.000
--------------------------------------------------------------------
  3rd Quarter (through August 15)       27.000           34.563
--------------------------------------------------------------------

--------------------------------------------------------------------
CANTV ADRs
--------------------------------------------------------------------
				     Lowest Level    Highest Level
				     ------------    -------------

--------------------------------------------------------------------
1996:
--------------------------------------------------------------------
  4th Quarter (from November 22)        24.875           28.125`
--------------------------------------------------------------------
  1997:
--------------------------------------------------------------------
  1st Quarter                           27.250           33.125
--------------------------------------------------------------------
  2nd Quarter                           29.000           43.125
--------------------------------------------------------------------
  3rd Quarter (through August 15)       41.125           45.313
--------------------------------------------------------------------

--------------------------------------------------------------------
Coke Femsa ADRs
--------------------------------------------------------------------
				     Lowest Level    Highest Level
				     ------------    -------------

--------------------------------------------------------------------
1993:
--------------------------------------------------------------------
  3rd Quarter (from September 14)       21.375           23.750
--------------------------------------------------------------------
  4th Quarter                           23.750           33.375
--------------------------------------------------------------------
  1994:
--------------------------------------------------------------------
  1st Quarter                           26.875           36.125
--------------------------------------------------------------------
  2nd Quarter                           22.750           31.750
--------------------------------------------------------------------
  3rd Quarter                           25.125           38.250
--------------------------------------------------------------------
  4th Quarter                           21.000           36.125
--------------------------------------------------------------------
  1995:
--------------------------------------------------------------------
  1st Quarter                           13.500           24.000
--------------------------------------------------------------------
  2nd Quarter                           17.000           21.375
--------------------------------------------------------------------
  3rd Quarter                           18.625           26.375
--------------------------------------------------------------------
  4th Quarter                           16.625           22.125
--------------------------------------------------------------------
  1996:
--------------------------------------------------------------------
  1st Quarter                           20.375           26.000
--------------------------------------------------------------------
  2nd Quarter                           22.250           32.250
--------------------------------------------------------------------
  3rd Quarter                           23.250           28.375
--------------------------------------------------------------------
  4th Quarter                           23.250           29.625
--------------------------------------------------------------------
  1997:
--------------------------------------------------------------------
  1st Quarter                           28.000           37.875
--------------------------------------------------------------------
  2nd Quarter                           33.500           52.500
--------------------------------------------------------------------
  3rd Quarter (through August 15)       45.688           56.125
--------------------------------------------------------------------

--------------------------------------------------------------------
Telefonica del Peru ADRs
--------------------------------------------------------------------
				     Lowest Level    Highest Level
				     ------------    -------------

--------------------------------------------------------------------
1996:
--------------------------------------------------------------------
  3rd Quarter (from July 2)             21.000           23.875
--------------------------------------------------------------------
  4th Quarter                           17.500           23.250
--------------------------------------------------------------------
  1997:
--------------------------------------------------------------------
  1st Quarter                           18.875           23.500
--------------------------------------------------------------------
  2nd Quarter                           22.250           27.375
--------------------------------------------------------------------
  3rd Quarter (through August 15)       23.188           26.813
--------------------------------------------------------------------

--------------------------------------------------------------------
Telefonica de Argentina ADRs
--------------------------------------------------------------------
				     Lowest Level    Highest Level
				     ------------    -------------

--------------------------------------------------------------------
1994:
--------------------------------------------------------------------
  1st Quarter (from March 8)            31.000           39.125
--------------------------------------------------------------------
  2nd Quarter                           28.375           37.438
--------------------------------------------------------------------
  3rd Quarter                           29.125           36.563
--------------------------------------------------------------------
  4th Quarter                           24.563           34.688
--------------------------------------------------------------------
  1995:
--------------------------------------------------------------------
  1st Quarter                           14.875           27.125
--------------------------------------------------------------------
  2nd Quarter                           22.375           28.625
--------------------------------------------------------------------
  3rd Quarter                           23.250           29.500
--------------------------------------------------------------------
  4th Quarter                           19.875           27.500
--------------------------------------------------------------------
  1996:
--------------------------------------------------------------------
  1st Quarter                           24.375           33.000
--------------------------------------------------------------------
  2nd Quarter                           24.750           31.250
--------------------------------------------------------------------
  3rd Quarter                           21.500           29.125
--------------------------------------------------------------------
  4th Quarter                           22.625           26.875
--------------------------------------------------------------------
  1997:
--------------------------------------------------------------------
  1st Quarter                           25.875           33.750
--------------------------------------------------------------------
  2nd Quarter                           28.500           37.625
--------------------------------------------------------------------
  3rd Quarter (through August 15)       34.625           40.313
--------------------------------------------------------------------

--------------------------------------------------------------------
YPF ADRs
--------------------------------------------------------------------
				     Lowest Level    Highest Level
				     ------------    -------------

--------------------------------------------------------------------
1993:
--------------------------------------------------------------------
  3rd Quarter (from June 29)            19.000           25.375
--------------------------------------------------------------------
  4th Quarter                           24.000           28.750
--------------------------------------------------------------------
  1994:
--------------------------------------------------------------------
  1st Quarter                           23.625           29.000
--------------------------------------------------------------------
  2nd Quarter                           22.250           26.875
--------------------------------------------------------------------
  3rd Quarter                           23.750           26.750
--------------------------------------------------------------------
  4th Quarter                           20.625           25.250
--------------------------------------------------------------------
  1995:
--------------------------------------------------------------------
  1st Quarter                           14.375           21.750
--------------------------------------------------------------------
  2nd Quarter                           18.875           21.875
--------------------------------------------------------------------
  3rd Quarter                           17.125           20.375
--------------------------------------------------------------------
  4th Quarter                           17.000           21.875
--------------------------------------------------------------------
  1996:
--------------------------------------------------------------------
  1st Quarter                           19.375           23.375
--------------------------------------------------------------------
  2nd Quarter                           20.500           23.500
--------------------------------------------------------------------
  3rd Quarter                           20.500           23.250
--------------------------------------------------------------------
  4th Quarter                           22.625           25.375
--------------------------------------------------------------------
  1997:
--------------------------------------------------------------------
  1st Quarter                           25.000           28.625
--------------------------------------------------------------------
  2nd Quarter                           25.875           31.750
--------------------------------------------------------------------
  3rd Quarter (through August 15)       28.938           32.813
--------------------------------------------------------------------